As  filed  with  the  Securities and Exchange Commission on July 30, 2001
                                   Registration  Statement  No. 333-_____
===========================================================================

                UNITED STATES SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                              ---------------------
                                    FORM SB-2
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------
                               MAC WORLDWIDE, INC.
                 (Name of small business issuer in its charter)

        Delaware                                               90-0002618
(State of incorporation or   (Primary Standard Industrial   (I.R.S. Employer
     jurisdiction           Classification  Code  Number)  Identification No.)
    of organization)
                            ------------------------
                                1640 Terrace Way
                         Walnut Creek, California 94596
                                 (732) 254-5385
          (Address and telephone number of principal executive offices)

                            ------------------------
                                   Steven Katz
                      President and Chief Executive Officer
                               MAC Worldwide, Inc.
                                1640 Terrace Way
                         Walnut Creek, California 94596
                                 (732) 254-5385
            (Name, address and telephone number of agent for service)
                            ------------------------
Copies of all communications, including all communications sent to the agent for service, should be sent to:

                            Adam S. Gottbetter, Esq.
                             Kevin F. Barrett, Esq.
                        Kaplan Gottbetter & Levenson, LLP
                                630 Third Avenue
                            New York, New York 10017
                                 (212) 983-6900
                            ------------------------

     Approximate date of proposed sale to the public: From time to time after the effective date of the registration statement until such time that all of the shares of common stock registered hereunder have been sold.
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |X|
     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check and following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|

                         CALCULATION OF REGISTRATION FEE







                                        CALCULATION OF REGISTRATION FEE


                                 Proposed Maximum      Proposed
Title Of Each Class               Amount Being         Offering         Maximum Aggregate        Amount of
Of Securities Being Registered     Registered      Price Per Share (1)   Offering Price (1)   Registration Fee
--------------------------------------------------------------------------------------------------------------
Shares of Common Stock              2,870,520              $.10               $287,052               $40
--------------------------------------------------------------------------------------------------------------

Total                                                                         $287,052               $40
--------------------------------------------------------------------------------------------------------------

Amount Due                                                                                           $40
--------------------------------------------------------------------------------------------------------------

(1)  Estimated for purposes of computing the registration fee pursuant to Rule 457.


                            ------------------------

     THE REGISTRANT HEREBY AMENDS THE REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, AS AMENDED, OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE SECURITIES AND EXCHANGE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

================================================================================


The information in this prospectus is not complete and may be changed. These securities may not be sold until the registration statement filed with the Securities and Exchange Commission is effective. This Prospectus is not an offer to sell, nor does it seek an offer to buy, these securities in any state where the offer or sale is not permitted.

THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. THESE SECURITIES MAY NOT BE SOLD UNTIL THE REGISTRATION STATEMENT FILED WITH THE
SECURITIES AND EXCHANGE COMMISSION IS EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL, NOR DOES IT SEEK AN OFFER TO BUY, THESE SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.


SUBJECT TO COMPLETION.  DATED          , 2002.

PROSPECTUS



                               MAC WORLDWIDE, INC.


                        2,870,520 SHARES OF COMMON STOCK


     This prospectus relates to the resale by the selling stockholders of 2,870,520 shares of our common stock. The selling stockholders will sell the shares from time to time at $.10 per share until our shares are quoted on the Over-the-Counter-Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. There is no assurance that our common stock will be included on the OTCBB. See "Plan of Distribution" beginning on page 16. We will not receive any proceeds from any sales made by the selling stockholders but will pay the expenses of this offering. This is the initial registration of any of our shares.

      No  public  market  currently  exists  for  the  shares  of  common stock.


     AS YOU REVIEW THIS PROSPECTUS, YOU SHOULD CAREFULLY CONSIDER THE MATTERS DESCRIBED IN "RISK FACTORS" BEGINNING ON PAGE 2.

     Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed on the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.



                   The date of this prospectus is       ,2002

                                TABLE OF CONTENTS

                                                                            Page
Summary   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .
Risk  Factors   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
Cautionary  Note  Regarding  Forward-Looking  Statements    . . . . . . .   3
Use  of  Proceeds    . . . . . . . . . . . . . . . .. . . . . . . . . . .   4
Capitalization    . . . . . . . . . . . . . . . . . . . . . . . . . . . .   4
Management's  Discussion  and  Analysis  of  Financial  Condition and
  Results of Operations      . . . . . . . . . . . . . . . . . . . .  . .   4
Dividend Policy   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   6
Description  of  Business   . . . . . . . . . . . . . . . . . . . . . . .   6
Directors,  Executive  Officers,  Promoters  and  Control  Persons  . . .   7
Executive  Compensation    . . . . . . . . . . . . .  . . . . . . . . . .   8
Security  Ownership  of  Certain  Beneficial  Owners  and  Management . .  10
Certain  Relationships  and  Related  Transactions  . . . . . . . . . . .  11
Description  of  Securities . . . . . . . . . . . . . . . . . . . . . . .  11
Selling  Stockholders   . . . . . . . . . . . . . . . . . . . . . . . . .  13
Plan  of  Distribution     . . . . . . . . . . . . . .. . . . . . . . . .  16
Market  for  Common  Equity   . . . . . . . . . . . . . . . . . . . . . .  17
Legal  Proceedings    . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Legal  Matters   . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
Experts     . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
Where You  Can  Find  More  Information   . . . . . . . . . . . . . . . .  18
Index to  Financial  Statements   . . . . . . . . . . . . . . . . . . . .  19

                                     SUMMARY

     This summary highlights the key information contained in this Memorandum. Because it is a summary, it does not contain all of the information you should consider before making an investment decision. You should read the entire Memorandum carefully, including the section titled "Risk Factors".

BUSINESS

     MAC Worldwide, Inc. ("MAC"), through its wholly owned operating subsidiary Mimi & Coco, Inc., is engaged in the manufacture and marketing of garments to the retail clothing industry. Specifically, MAC is in the business of designing, contract manufacturing, importing and marketing upscale Mimi & Coco branded "t-shirts" and pull-over camisoles for distribution to retail accounts in the United States and Canada.



                                  THE OFFERING

Shares  offered  by  the  selling
stockholders  . . . . . . . . . . .   2,870,520

Common  stock  outstanding. . . . .   7,880,520

Use  of proceeds  . . . . . . . . .    The selling stockholders will receive the net proceeds
                                       from  the sale of shares.  We will receive none of the proceeds from the sale of shares  offered  by  this  prospectus.



                                  RISK FACTORS

     Investing in our common stock involves a high degree of risk. You should carefully consider the risks and uncertainties described below before you purchase any of our common stock. These risks and uncertainties are not the only ones we face. Unknown additional risks and uncertainties, or ones that we currently consider immaterial, may also impair our business operations.

     If any of these risks or uncertainties actually occur, our business, financial condition or results of operations could be materially adversely affected. In this event you could lose all or part of your investment.

                          RISKS CONCERNING OUR BUSINESS

WE  HAVE  A  LIMITED  OPERATING  HISTORY  AND  REVENUES.

     We are a new enterprise that has limited operating history and revenues upon which an evaluation of our business and prospects can be based. We must, therefore, be considered to be subject to all of the risks inherent in the establishment of a new business enterprise, including the prospective development and marketing costs, along with the uncertainties of being able to effectively market our services. We cannot assure you at this time that we will operate profitably or that we will have adequate working capital to meet our obligations as they become due.

FAILURE TO SECURE PRODUCTIVE SALES PERSONNEL WILL ADVERSELY EFFECT MAC'S PERFORMANCE AND REVENUE OBJECTIVES.

     The ability to significantly increase the revenue base and take advantage of the sales opportunities that exist in major markets around North America depends on the successful recruitment of productive sales reps and agencies. This may equate to a lengthy process of trial and error until the right representation is in place. There are no assurances that effective sales representation can be enlisted or in what time frame. Failure to secure productive sales personnel will adversely effect MAC's performance and revenue objectives.

COMPETITION FROM LARGER AND BETTER FUNDED BUSINESSES WHICH WILL MAKE IT DIFFICULT FOR US TO SUCCEED.

     We face competition from many larger and better funded manufacturers. Competition is significant from major manufacturers and marketers such as Calvin Klein, Ralph Lauren, GAP, etc., which spend huge sums of money on advertising and image and awareness building, and from many smaller companies vying for market shelf space and positioning. This will make it difficult for us to succeed.

WE ARE DEPENDENT UPON VINCENZO CAVALLO, OUR COO AND DIRECTOR, ANY REDUCTION OF HIS ROLE IN MAC WOULD HAVE A MATERIAL ADVERSE EFFECT.

     The success of MAC is dependent on the vision, knowledge, business relationships and abilities of MAC's Chief Operating Officer and director Vincenzo Cavallo. Any reduction of Mr. Cavallo's role in the business would have a material adverse effect on MAC. MAC does not have an employment contract with Mr. Cavallo, nor a key man life insurance policy.

THE LOSS OF COO AND DIRECTOR VINCENZO CAVALLO MAY RESULT IN MAC LOSING ITS ITALIAN SOURCE FOR MANUFACTURING.

     MAC does not have a contract with its Italian manufacturer. The Italian manufacturer is a long standing friend of Vincenzo Cavallo, our Chief Operating Officer and director. If Vincenzo Cavallo was no longer an officer or director of MAC this may result in MAC losing its source for Italian manufacturing.

                          RISKS CONCERNING OUR OFFERING

OUR MANAGEMENT MAY CONTROL THE MAJORITY OF OUR COMMON STOCK AFTER THIS OFFERING AND THEIR INTERESTS MAY BE DIFFERENT FROM AND CONFLICT WITH YOUR OWN.

     The interests of our management could conflict with the interests of our other stockholders. Following this offering, our executive officers and directors will beneficially own, on a fully diluted basis, a total of approximately 64% of our outstanding common stock, if the maximum offering is sold. Accordingly, if they act together, they will likely have the power to control the election of all of our directors and the approval of actions for which the approval of our shareholders is required. If you acquire shares of our common stock, you may have no effective voice in our management.

WE  DO  NOT  EXPECT  TO  PAY  DIVIDENDS.

     We  do  not  anticipate  paying  cash  dividends in the foreseeable future.


              CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

     This Memorandum contains certain financial information and statements regarding our operations and financial prospects of a forward-looking nature. Although these statements accurately reflect management's current understanding and beliefs, we caution you that certain important factors may affect our actual results and could cause such results to differ materially from any forward-looking statements which may be deemed to be made in this Memorandum. For this purpose, any statements contained in this Memorandum which are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the generality of the foregoing, words such as, "may", "will", "intend", "expect", "believe", "anticipate", "could", "estimate", "plan" or "continue"or the negative variations of those words or comparable terminology are intended to identify forward-looking statements. There can be no assurance of any kind that such forward-looking information and statements will be reflective in any way of our actual future operations and/or financial results, and any of such information and statements should not be relied upon either in whole or in part in connection with any decision to invest in the shares.

                                 USE OF PROCEEDS

     We will not receive any proceeds from the sale of the stockholder's shares offered by this prospectus. All proceeds from the sale of the stockholders' shares will be for the account of the selling shareholders.


                                 CAPITALIZATION

The  following  table  sets  forth  our  capitalization as of December 31, 2001.


Total Liabilities . . . . . . . . . . . . . . . . . . . . . . . . . .  $122,667

Stockholders' equity:

   Common  stock,  $.0001  par  value;  authorized 50,000,000 shares,
       issued and outstanding 2,555,000 shares  . . . . . . . . . . . .   2,555

   Preferred  stock,  $.0001  par value; authorized 5,000,000 shares,
       issued and outstanding -0- . . . . . . . . . . . . . . . . . . .       0

   Additional paid-in capital  . . . . . . . . . . . . . . . . . . . .    5,445

   Accumulated Deficit   . . . . . . . . . . . . . . . . . . . . . . .  (55,804)

   Total shareholders' equity (deficit). . . . . . . . . . . . . . . .  (47,804)

    Total capitalization   . . . . . . . . . . . . . . . . . . . . . .   74,863


                      MANAGEMENT'S DISCUSSION AND ANALYSIS
              OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

OVERVIEW

     We were incorporated under the laws of Delaware on December 14, 2000. Our current operations are conducted through our wholly owned subsidiary Mimi & Coco, Inc. incorporated under the laws of Canada, on December 20, 2000 (a Canadian numbered corporation 3847276). Mimi & Coco was started as an unincorporated proprietorship in 1993 and operated by Vincenzo Cavallo and Anthony Cavallo. The four directors of Mimi & Coco, Inc., are Vincenzo Cavallo, Anthony Cavallo, Anita Cavallo and Victor Cavallo, all siblings.

     MAC through its wholly owned operating subsidiary Mimi & Coco, Inc. is engaged in the manufacture and marketing of garments to the retail clothing industry. Specifically, MAC is in the business of designing, contract manufacturing, importing and marketing Mimi & Coco branded "t-shirts" and pull-over camisoles for distribution to retail accounts in the United States and Canada.

     MAC believes that it will not need to raise additional funds in the next twelve months.

EMPLOYEES

     The present staff includes two part-time personnel at MAC Worldwide, Inc., the parent company located in Walnut Creek, California. The staff consists of the acting President and the Administrative Manager. The operating subsidiary, Mimi & Coco, Inc., in Montreal, has a part-time staff of three, the Chief
Operating Officer and co-founder, the Secretary and co-founder, and a sales administrator and distribution person. It is anticipated within the next twelve months that there will be one additional position added to staff in the operating subsidiary. The planned addition is in the area of customer and sales services providing resource to increase direct customer contact and provide support to the targeted addition of sales agents. None of the management or staff in either organization is subject to any collective bargaining agreements.

COMPETITION

     We face competition from many larger and better funded manufacturers. Competition is significant from major manufacturers and marketers such as Calvin Klein, Ralph Lauren, GAP, etc., which spend huge sums of money on advertising and image and awareness building, and from many smaller companies vying for market shelf space and positioning.

INTELLECTUAL  PROPERTY

     In July 2002, we filed for trademark protection of the name Mimi & Coco. There are two other clothing companies using that name. We have prior use of the name and have asked these parties to cease using the name. We believe that we will prevail on this issue but the outcome is not certain.

REGULATION

     Our operations are not currently subject to direct regulation by governmental agencies other than regulations applicable to businesses generally.

PROPERTIES

     We currently lease office space for our corporate headquarters in Walnut Creek, California for a monthly lease of $1,800, and lease office space for our subsidiary in Montreal for a monthly lease of $250. We believe that our properties are adequate and suitable for their intended purposes.

LEGAL  PROCEEDINGS

     We do not believe there are any pending or threatened legal proceedings that, if adversely determined, would have a material adverse effect on us. As noted above we have filed for trademark protection on the name Mimi & Coco and have asked two other clothing companies to cease use of the name. It is possible that this conflict could lead to litigation.


                                 DIVIDEND POLICY

     We have never declared or paid any cash dividends on our common stock. We anticipate that any earnings will be retained for development and expansion of our business and we do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has sole discretion to pay cash dividends based on our financial condition, results of operations, capital requirements, contractual obligations and other relevant factors.


                             DESCRIPTION OF BUSINESS

     We were incorporated under the laws of Delaware on December 14, 2000. Our current operations are conducted through our wholly owned subsidiary Mimi & Coco, Inc. incorporated under the laws of Canada, on December 20, 2000 (a Canadian numbered corporation 3847276). Mimi & Coco was started as an unincorporated proprietorship in 1993 and operated by Vincenzo Cavallo and Anthony Cavallo. The four directors of Mimi & Coco, Inc., are Vincenzo Cavallo, Anthony Cavallo, Anita Cavallo and Victor Cavallo, all siblings.

     MAC through its wholly owned operating subsidiary, Mimi & Coco, Inc. is engaged in the manufacture and marketing of garments to the retail clothing industry. Specifically, MAC is in the business of designing, contract manufacturing, importing and marketing Mimi & Coco branded "t-shirts" and pull-over camisoles for distribution to retail accounts in the United States and Canada. The primary market focus is the female consumer ages 15 to 49, and MAC does manufacture a limited range of unisex products addressing the male consumer. The design effort consists of original designs following current market trends including fashion, colors, fabrics and finishing aimed at capturing business in high-end specialty retail outlets and department stores.

     The products are produced in Italy at established manufacturers. MAC designs and presents two new lines per year, Fall and Spring. MAC develops a sample line consisting of a finished piece of each design to be offered and use this as a selling tool. MAC present a finished garment and corresponding material swatches representing both color and fabric choices for each item in their retail presentation. Orders are taken for items and quantities to be shipped. The accumulation of pre-season orders becomes the basis for the initial manufacturing order.

     There are presently no written supplier contracts in place. The Italian manufacturer is a long-standing family friend of our director and subsidiary operating principal, Vincenzo Cavallo.

     The Mimi & Coco line is marketed on the quality of construction, quality of materials, fashion color ranges, the market attraction for "Made in Italy" apparel, and to an extent the brand name, Mimi & Coco. The average wholesale pricepoint range is $15-$30, resulting in a retail price range of $30 to $60. The wholesale and retail pricepoints are in line and competitive with other manufacturers marketing in this segment. The Italian produced garments are well constructed including a special seam construction with a tubular assembly versus visible stitching. We believe that the equipment required to execute this construction is not present in any North American assembly operation, is expensive and not conducive to mass production lines. It presents a strong selling point.

     We believe that the consumer perceives a high quality image for apparel products with Made in Italy' labels. In addition, we believe that our brand name has an excellent image and awareness among its limited distribution due to its consistent quality and limited availability.

     At present, the marketing and sales efforts have been modest with our co-founder, Mr. Vincenzo Cavallo, being the primary marketing force. MAC has a commissioned sales agent in Toronto whose efforts have been producing consistent results for the past several years. Under the direction of the newly appointed acting President, Mr. Steven Katz, MAC intends to do the following: to participate in North American trade shows; to hire outside sales representation, in addition to the Toronto market; and to explore distribution on the Internet.


          DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS


DIRECTORS  AND  OFFICERS

     The following are MAC's directors and executive officers. The terms of all directors expire at the next annual meeting of shareholders and upon election of their successors. The terms of all officers expire at the next annual meeting of the board of directors and upon the election of the successors of such officers.


       Name           Age     Position
      -----           ---     --------

 Steven  Katz          54     President,  Secretary  and  Chairman  of  the
                              Board of Directors

 Vincenzo  Cavallo     33     Chief  Operating  Officer  and  Director

 Anthony  Cavallo      35     Secretary  and  Director

     STEVEN KATZ, President, Secretary and Chairman of the Board of Directors, has been a director since June, 2001. Steven Katz is President of Steven Katz & Associates, Inc., a management consulting firm specializing in strategic planning and corporate development. From 1983 to 1984 he was Executive Vice President and co-founder of S.K.Y. Polymers, Inc., a bio-materials company. Prior to this, Mr. Katz was Vice President and General Manager of a non-banking division of Citicorp, N.A. From 1976 to 1980 he held various senior management positions at National Patent Development Corporation, including President of three subsidiaries. Prior positions were with Revlon (1975) and Price Waterhouse & Co. (1969 to 1974). Mr. Katz received a B.S. degree in Business Administration with an emphasis in Accounting from the City College of New York in 1969. He is presently a member of the boards of directors of the following publicly held companies: Senesco Technologies, Inc.; Biophan Technologies, Inc.; and USA Technologies, Inc.

     VINCENZO CAVALLO, Chief Operating Officer and Director, and president of subsidiary Mimi & Coco, Inc. Mr. Vincenzo Cavallo operated Mimi & Coco as a sole proprietorship from 1993 to 2000 and which time it was then incorporated. He received his Certificate of Law from Universit de Montreal in 2000, his B.S. degree in Sociology from Concordia University in Montreal in 1992, and his College Diploma from Dawson College in Montreal in 1989.

     ANTHONY CAVALLO, Secretary and Director. Mr. Anthony Cavallo is been an audit manager with Ptack, Schnarch, Basevitz, chartered Accountants in Montreal. He has been a Chartered Accountant since 1993. He received his Diploma in Accountancy from Concordia University in Montreal in 1993. He earned his Bachelor of Commerce, with a major in Accountancy from Concordia University in 1991.


                             EXECUTIVE COMPENSATION

     Vincenzo Cavallo has been compensated $24,000 through December 31, 2001. No other officers or directors have received compensation.

2002  STOCK  OPTION  PLAN

     We adopted our 2002 Stock Option Plan on June 15, 2002. The plan provides for the grant of options intended to qualify as "incentive stock options", options that are not intended to so qualify or "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options" described below. We have not yet granted any options or stock appreciation rights under the plan.

     The plan is presently administered by our board of directors, which selects the eligible persons to whom options shall be granted, determines the number of common shares subject to each option, the exercise price therefor and the periods during which options are exercisable, interprets the provisions of the plan and, subject to certain limitations, may amend the plan. Each option granted under the plan shall be evidenced by a written agreement between us and the optionee.

     Options may be granted to our employees (including officers) and directors and certain of our consultants and advisors.

     The exercise price for incentive stock options granted under the plan may not be less than the fair market value of the common stock on the date the option is granted, except for options granted to 10% stockholders which must have an exercise price of not less than 110% of the fair market value of the common stock on the date the option is granted. The exercise price for nonstatutory stock options is determined by the board of directors. Incentive stock options granted under the plan have a maximum term of ten years, except for 10% stockholders who are subject to a maximum term of five years. The term of nonstatutory stock options is determined by the board of directors. Options granted under the plan are not transferable, except by will and the laws of descent and distribution.

     The board of directors may grant options with a reload feature. Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option.

     Also, the plan allows the board of directors to award to an optionee for each share of common stock covered by an option, a related alternate stock appreciation right, permitting the optionee to be paid the appreciation on the option in lieu of exercising the option. The amount of payment to which an optionee shall be entitled upon the exercise of each stock appreciation right shall be the amount, if any, by which the fair market value of a share of common stock on the exercise date exceeds the exercise price per share of the option.

LIMITATION  ON  LIABILITY  AND  INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS

     Our Certificate of Incorporation eliminates the personal liability of directors to us and our stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permitted by Section 102 of the Delaware General Corporation Law, provided that this provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to us or our stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) arising under Section 174 of the Delaware General Corporation Law (with respect to unlawful dividend payments and unlawful stock purchases or redemptions), or (iv) for any transaction from which the director derived an improper personal benefit.

     Additionally, we have included in our Certificate of Incorporation and our Bylaws provisions to indemnify our directors, officers, employees and agents and to purchase insurance with respect to liability arising out of the performance of their duties as directors, officers, employees and agents as permitted by
Section  145  of  the  Delaware  General  Corporation Law.  The Delaware General
Corporation Law provides further that indemnification shall not be deemed exclusive of any other rights to which the directors, officers, employees and agents may be entitled under a company's bylaws, any agreement, vote of stockholders or otherwise.

     The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers, directors, employees and agents for any claim arising against such persons in their official capacities if such person acted in good faith and in a manner that he reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.


         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth information regarding the beneficial ownership of our common stock as of July 29, 2002. The information in this table provides the ownership information for:

     a. each person known by us to be the beneficial owner of more than 5% of our common stock;
     b.     each  of  our  directors;
     c.     each  of  our  executive  officers;  and
     d.     our  executive officers, directors and director nominees as a group.

     Beneficial ownership has been determined in accordance with Rule 13d-3 of the 1934 Exchange Act and includes voting or investment power with respect to the shares. Unless otherwise indicated, the persons named in the table below have sole voting and investment power with respect to the number of shares indicated as beneficially owned by them. Common stock beneficially owned and percentage ownership are based on 7,880,520 shares outstanding. There are currently no outstanding options or warrants to purchase any common stock.

     Unless otherwise indicated, the address of each beneficial owner is c/o MAC Worldwide, 1640 Terrace Way, Walnut Creek, California 94596.

                                                            AMOUNT OF COMMON   PERCENT OF CLASS
     NAME AND ADDRESS OF         EXECUTIVE OFFICE HELD     STOCK BENEFICIALLY     OF COMMON
     BENEFICIAL OWNER (1)               (IF ANY)                 OWNED (2)         STOCK (3)
----------------------------     ----------------------  -------------------  -----------------

Steven  Katz
440  S.  Main  Street
Milltown, New Jersey 08850        President and Director           10,000             <1%

Vincenzo  Cavallo
6713  Boulevard  St. Laurent
Montreal  ,  Quebec
Canada QC H2S 3C8                 Chief Operating Officer,
                                  Director                      2,500,000             33%

Anthony  Cavallo
6713 Boulevard St. Laurent
Montreal,  Quebec
Canada QC H2S 3C8                  Secretary, Director           2,500,000            33%

All Executive Officers and
Directors as a Group (3 persons)                                 5,010,000            66%

                                       10

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     We issued 10,000 shares of our common stock to Steven Katz, our President, Chief Executive Officer, Chief Financial Officer and Chairman of the Board of
Directors.

     We issued 1,250,000 shares of our common stock to Vincenzo Cavallo in exchange for the transfer from Mr. Cavallo of all the shares of Mimi & Coco, Inc. to MAC.

     We issued 1,250,000 shares of our common stock to Anthony Cavallo in exchange for the transfer from Mr. Cavallo of all the shares of Mimi & Coco, Inc. to MAC.

     We  issued  an  additional  1,250,000  shares  of  our common stock to both
Vincenzo Cavallo and Anthony Cavallo pursuant to an agreement to complete the private placement offering dated December 14, 2001 by June 14, 2002.

     Vincenzo Cavallo and Anthony Cavallo are brothers, and together owned all of the shares of Mimi & Coco, Inc. The four directors of MAC's subsidiary Mimi
&  Coco,  Inc.,  Vincenzo  Cavallo,  Anthony  Cavallo,  Victor Cavallo and Anita
Cavallo  are  all  siblings.

     We issued 30,000 shares of our common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to MAC.
The  shares  were issued in exchange for $3,000 worth of legal services rendered
(the  shares  were  valued  at  $.10  per  share).

     We issued 15,000 shares of our common stock to David Rector in exchange for preparing our business plan.

     We believe that the terms of the above transactions are commercially reasonable and no less favorable to us than we could have obtained from an unaffiliated third party on an arm's length basis. To the extent we may enter into any agreements with related parties in the future, the board of directors has determined that such agreements must be on similar terms.


                            DESCRIPTION OF SECURITIES

     Our authorized capital stock currently consists of 50,000,000 shares of Common Stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, par value $0.001 per share, the rights and preferences of which may be established from time to time by our Board of Directors. There are 7,880,520 shares of our common stock issued and outstanding if the maximum offering is sold, and no other securities, including without limitation any preferred stock, convertible securities, options, warrants, promissory notes or debentures outstanding.

                                       11

     The description of our securities contained herein is a summary only and may be exclusive of certain information that may be important to you. For more complete information, you should read our Certificate of Incorporation and its restatements, together with our corporate bylaws.

COMMON  STOCK

     Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders and do not have cumulative voting rights. Accordingly, holders of a majority of the shares of our common stock entitled to vote in any election of directors may elect all of the directors standing for election. Subject to preferences that may be applicable to any shares of preferred stock outstanding at the time, holders of our common stock are entitled to receive dividends ratably, if any, as may be declared from time to time by our board of directors out of funds legally available therefor.

     Upon our liquidation, dissolution or winding up, the holders of our common stock are entitled to receive ratably, our net assets available after the payment of:

a. all secured liabilities, including any then outstanding secured debt securities which we may have issued as of such time;

b. all unsecured liabilities, including any then unsecured outstanding secured debt securities which we may have issued as of such time; and

c.   all  liquidation  preferences  on  any  then  outstanding  preferred stock.

     Holders of our common stock have no preemptive, subscription, redemption or conversion rights, and there are no redemption or sinking fund provisions applicable to the common stock. The outstanding shares of our common stock are, and the shares offered by us in this offering will be, when issued and paid for, duly authorized, validly issued, fully paid and nonassessable. The rights, preferences and privileges of holders of common stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of preferred stock which we may designate and issue in the future.

PREFERRED  STOCK

     Our board of directors is authorized, without further stockholder approval, to issue up to 5,000,000 shares of preferred stock in one or more series and to fix the rights, preferences, privileges and restrictions of these shares, including dividend rights, conversion rights, voting rights, terms of redemption and liquidation preferences, and to fix the number of shares constituting any series and the designations of these series. These shares may have rights senior to our common stock. The issuance of preferred stock may have the effect of delaying or preventing a change in control of us. The issuance of preferred stock could decrease the amount of earnings and assets available for distribution to the holders of common stock or could adversely affect the rights and powers, including voting rights, of the holders of our common stock. At present, we have no plans to issue any shares of our preferred stock.

                                       12

DELAWARE  ANTI-TAKEOVER  LAW

     If we close an initial public offering of our securities, and become listed on a national stock exchange or the Nasdaq Stock Market or have a class of voting stock held by more than 2000 record holders, we will be governed by the provisions of Section 203 of the General Corporation Law of Delaware. In general, such law prohibits a Delaware public corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless it is approved in a prescribed manner.

     As a result of Section 203 of the General Corporation Law of Delaware, potential acquirers may be discouraged from attempting to effect acquisition transactions with us, thereby possibly depriving holders of our securities of certain opportunities to sell or otherwise dispose of such securities at above-market prices pursuant to such transactions.

REPORTS  TO  STOCKHOLDERS

     We intend to furnish our stockholders with annual reports containing audited financial statements as soon as practical after the end of each fiscal year. Our fiscal year ends December 31.

TRANSFER  AGENT

     We  have  appointed  Continental Stock Transfer & Trust Company, 17 Battery
Place, 8th Floor, New York, New York 10004 as transfer agent for our common stock.


                              SELLING STOCKHOLDERS

     All of the shares of MAC common stock offered under this prospectus may be sold by the holders. We will not receive any of the proceeds from sales of shares offered under this prospectus.

     All costs, expenses and fees in connection with the registration of the selling stockholders' shares will be borne by us. All brokerage commissions, if any, attributable to the sale of shares by selling stockholders will be borne by such holders.

     The selling stockholders are offering a total of 2,870,520 shares of MAC common stock. The selling stockholders are not, nor are they affiliated with, broker dealers. The following table sets forth:

     a.   the  name  of  each  person  who  is  a  selling  stockholder;

     b. the number of securities owned by each such person at the time of this offering; and

     c. the number of shares of common stock such person will own after the completion of this offering.


                                       13

     The column "Shares Owned After the Offering" gives effect to the sale of all the shares of common stock being offered by this prospectus.




                                      Shares Owned Prior To The        Shares Owned After The
                     Number Of Shares         Offering                        Offering
Selling Stockholder      Offered        Number     Percentage          Number          Percentage





Mark Arcaro                 1,000        1,000         *                 -0-             -0-

Nathalie Domenico Armeni    1,500        1,500         *                 -0-             -0-

Julie Bourne                1,000        1,000         *                 -0-             -0-

Anahid Boyadjian            1,000        1,000         *                 -0-             -0-

Hovanes Boyadjian           1,000        1,000         *                 -0-             -0-

Lucia Cavallo               1,500        1,500         *                 -0-             -0-

Thomas Christen           150,000      150,000         2                 -0-             -0-

Fadia Daniel                1,500        1,500         *                 -0-             -0-

John Daniel                 1,500        1,500         *                 -0-             -0-

Warren Davis              162,630      162,630         2                 -0-             -0-

Eirini Demetelin            1,000        1,000         *                 -0-             -0-

Joseph DePasquale         200,000      200,000        2.5                -0-             -0-

Alec Derkevorkian          1,000         1,000         *                 -0-             -0-

Greg Derkevorkian         10,000        10,000         *                 -0-             -0-

Antonio De Ruvo            1,500         1,500         *                 -0-             -0-

Steve De Vito              1,500         1,500         *                 -0-             -0-

Damian Ellul             200,000       200,000        2.5                -0-             -0-

Calvin Erbstein            1,500         1,500         *                 -0-             -0-

Oliver Feher               1,000         1,000         *                 -0-             -0-

Tony Ferracane             1,500         1,500         *                 -0-             -0-

First Marketing
Establishment            200,000       200,000        2.5                -0-             -0-

Romain Gagnon              1,500         1,500         *                 -0-             -0-

 Phil Gray                 1,500         1,500         *                 -0-             -0-

Stephen Hlophe             1,000         1,000         *                 -0-             -0-

Richard Hull              10,000        10,000         *                 -0-             -0-


                                       14

Samantha Hull             1,000         1,000          *                 -0-             -0-

KGL Investments, Ltd.    30,000        30,000          *                 -0-             -0-

Marco Lavilla             1,500         1,500          *                 -0-             -0-

Leonard Lipes             1,500         1,500          *                 -0-             -0-

John-Anthony Luzio        1,500         1,500          *                 -0-             -0-

Luigi Luzio               1,500         1,500          *                 -0-             -0-

Marisa Michel             1,000         1,000          *                 -0-             -0-

Ming Capital
   Enterprises Ltd.     150,000       150,000          2                 -0-             -0-

Nathalie Neron            1,000         1,000          *                 -0-             -0-


Sandnine Ohayon           1,500         1,500          *                 -0-             -0-

Paul Ortenberg            1,500         1,500          *                 -0-             -0-

Paola Paoletta            1,500         1,500          *                 -0-             -0-

Parenteau Corporation   380,000       380,000         4.9                -0-             -0-

Partner Marketing       150,000       150,000          2                 -0-             -0-

Sam Pelc                  1,000         1,000          *                 -0-             -0-

Natalie Plante            1,000         1,000          *                 -0-             -0-

David Rector             15,000        15,000          *                 -0-             -0-

Seloz Gestion
  Finance SA            150,000       150,000          2                 -0-             -0-

Shangri-La
   Investments Inc.     150,000       150,000          2                 -0-             -0-

Danielle Tremblay       162,630       162,630          2                 -0-             -0-

Martin Tremblay         162,630       162,630          2                 -0-             -0-

Antonio Vaccaro           1,500         1,500          *                 -0-             -0-

Domenico Vacarro          1,500         1,500          *                 -0-             -0-

Jonathan Vanger           1,000         1,000          *                 -0-             -0-

Tina Verni                1,500         1,500          *                 -0-             -0-

Viking Investment
   Group II, Inc.       380,000       380,000         4.9                -0-             -0-

Helene Weech            162,630       162,630          2                 -0-             -0-

Leroy Williams            1,000         1,000          *                 -0-             -0-

Total                 2,870,520     2,870,520         100%               -0-             -0-

*  Indicates  less  than  one  percent  of  the  total outstanding common stock.

                              PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their shares of common stock covered by this prospectus on any stock exchange, market or trading facility on which the shares are then traded or in private transactions at a price of $.10 per share until our shares are quoted on the Over the Counter Bulletin Board ("OTCBB") and thereafter at prevailing market prices or privately negotiated prices. We will pay the expense incurred to register the shares being offered by the selling stockholders for resale, but the selling stockholders will pay any underwriting discounts and brokerage commissions associated with these sales. The commission or discount which may be received by any member of the National Association of Securities Dealers, Inc. in connection with these sales will not be greater than 8%. The selling stockholders may use any one or more of the following methods when selling shares:

     a. ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

     b. block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

     c. purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

     d.   privately  negotiated  transactions;  and

     e.   a  combination  of  any  such  methods  of  sale.


     In addition, any shares that qualify for sale under Rule 144 may be sold under Rule 144 rather that through this prospectus.

     In offering the shares covered by this prospectus, the selling stockholders and any broker-dealers who execute sales for the selling stockholders may be deemed to be an "underwriter" within the meaning of the Securities Act in connection with such sales. Any profits realized by the selling stockholders and the compensation of any broker-dealer may be deemed to be underwriting discounts and commissions. None of the selling shareholders are broker-dealers or affiliates of broker dealers. There are no standby arrangements or agreements with any broker-dealers or underwriting firms to resell on behalf of the selling shareholders.

     Selling shareholders may sell their shares in all 50 states in the U.S. MAC will be profiled in the Standard & Poor's publications or "manuals".

We have advised the selling stockholders that while they are engaged in a distribution of the shares included in this Prospectus they are required to comply with Regulation M promulgated under the Securities Exchange Act of 1934, as amended. With certain exceptions, Regulation M precludes the selling stockholders, any affiliated purchasers, and any broker-dealer or other person who participates in the distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase any security which is the subject of the distribution until the entire distribution is complete. Regulation M also prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security. All of the foregoing may affect the marketability of the shares offered hereby this Prospectus.

     This offering will terminate on the earlier of (i) the date that all shares offered by this Prospectus have been sold by the selling shareholders, (ii) twenty-four (24) months from the effective date of the Registration Statement on Form SB-2 that we have filed with the SEC, or (iii) the date all of the selling shareholders may sell all of the shares described herein without restriction by the volume limitations of Rule 144(k) of the Securities Act.


                            MARKET FOR COMMON EQUITY

SHARES  ELIGIBLE  FOR  FUTURE  SALE

MARKET  INFORMATION

     There is no public trading market on which MAC's Common Stock is traded. MAC has engaged a broker/dealer to file a Form 211 with the National Association of Securities Dealers ("NASD") in order to allow the quote of MAC's common stock on the Over-the-Counter Bulletin Board (OTCBB). There is no assurance that our common stock will be included on the OTCBB.

     There  are  fifty-six  (56)  record  holders  of  common  equity.

     There are no outstanding options or warrants to purchase, or securities convertible into, common equity of MAC.

     We have outstanding 7,880,520 shares of our common stock. Of these shares, 2,870,520 shares, will be freely tradable without restriction under the Securities Act unless held by our "affiliates" as that term is defined in Rule
144 under the Securities Act. These shares will be eligible for sale in the public market, subject to certain volume limitations and the expiration of applicable holding periods under Rule 144 under the Securities Act. Non-affiliates currently hold 2,870,520 shares of our common stock, 36% of our outstanding shares. In general, under Rule 144 as currently in effect, a person (or persons whose shares are aggregated) who has beneficially owned restricted shares for at least one year (including the holding period of any prior owner or affiliate) would be entitled to sell within any three-month period a number of shares that does not exceed the greater of (1)% of the number of shares of common stock then outstanding or (2) the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a Form 144 with respect to such sale. Sales under Rule 144 are also subject to certain manner of sale provisions and notice requirements and to the availability of current public information about us. Under Rule 144(k), a person who is not deemed to have been an affiliate of us at any time during the three months preceding a sale, and who has beneficially owned the shares proposed to be sold for at least two years (including the holding period of any prior owner except an affiliate), is entitled to sell such shares without complying with the manner of sale, public information, volume limitation or notice provisions of Rule 144.

     We can offer no assurance that an active public market in our shares will develop. Future sales of substantial amounts of our shares in the public market could adversely affect market prices prevailing from time to time and could impair our ability to raise capital through the sale of our equity securities.


                                LEGAL PROCEEDINGS

     We are not a party to, nor are we aware of any existing, pending or threatened lawsuits or other legal actions.


                                  LEGAL MATTERS

     Certain legal matters, including the legality of the issuance of the shares of common stock offered herein, are being passed upon for us by our counsel, Kaplan Gottbetter & Levenson, LLP, 630 Third Avenue, New York, New York 10017.


                                     EXPERTS

     The financial statements of MAC Worldwide, Inc., as of December 31, 2001, have been included herein and in the registration statement in reliance upon the report of Rogoff & Company, P.C., independent certified public accountants, appearing elsewhere herein, and upon the authority of that firm as experts in accountant and auditing.


                       WHERE YOU CAN FIND MORE INFORMATION

     We have not previously been required to comply with the reporting requirements of the Securities Exchange Act. We have filed with the SEC a registration statement on Form SB-2 to register the securities offered by this prospectus. The prospectus is part of the registration statement, and, as permitted by the SEC's rules, does not contain all of the information in the registration statement. For future information about us and the securities offered under this prospectus, you may refer to the registration statement and to the exhibits and schedules filed as a part of this registration statement. You can review the registration statement and its exhibits at the public reference facility maintained by the SEC at Judiciary Plaza, Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. The registration statement is also available electronically on the World Wide Web at http://www.sec.gov.

                          INDEX TO FINANCIAL STATEMENTS

                       MAC Worldwide, Inc. and Subsidiary



Auditors'  Report                                                                   F-1

Balance  Sheet  of  December  31,  2001,  and  the  three  month  periods ending
     March  31,  2002,  and  March  31,  2001                                       F-2

Statements  of  Operations  for  the year ended December 31, 2001, and the three
     month periods  ending  March  31,  2002  and  March  31,  2001                 F-3

Statements  of  Cash  Flows  for the year ended December 31, 2001, and the three
     month periods  ending  March  31,  2002,  and  March  31,  2001                F-5

Statement  of  Changes  in  Shareholders'  Equity  for  the  year  ended
     December 31, 2001, and the three month period ending March 31, 2002            F-4

Notes  to  Financial  Statements                                                    F-6







                            Accountants' Audit Report
                            -------------------------


To the Board of Directors and
Stockholders of MAC Worldwide, Inc.


We have audited the accompanying consolidated balance sheet of MAC Worldwide, Inc. as of December 31, 2001, and the related consolidated statements of operations and accumulated deficit, stockholders' equity (net capital deficiency) and cash flows for the period December 14, 2000 (inception) to December 31, 2001. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of MAC Worldwide, Inc. as of December 31, 2001, and the results of its operations and its cash flows for the period December 14, 2000 (inception) to December 31, 2001 in conformity with accounting principles generally accepted in the United States of America.



New  York,  New  York
February 26, 2002 (except for
  Note 12 which is as of June 25, 2002)

                               MAC WORLDWIDE, INC.
                           CONSOLIDATED BALANCE SHEET
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
                AND MARCH 31, 2001 AND THE PERIOD DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)


ASSETS
                                               December 31,      March 31,
                                                  2001       2002       2001
Current assets:
  Cash                                         $  9,123   $115,459   $ 9,962

  Accounts receivable                            16,921     15,140       473

  Inventory                                      24,468     21,809    11,603

  Prepaid expenses and other current asset        1,457      1,412         -

       Total current assets                      51,969    153,820    22,038

Due from affiliate                               20,069     13,308     2,275

Excess cost over investment in subsidiary         2,435      2,435     2,435

Security deposits                                   390        378       390

                                               $ 74,863   $169,941   $27,138

      LIABILITIES AND STOCKHOLDERS' EQUITY (NET CAPITAL DEFICIENCY)

Current liabilities:

  Accounts payable and other current
    liabilities                                 $ 37,667   $ 33,009   $ 1,031

  Notes payable                                   85,000     85,000    48,509

       Total current liabilities                 122,667    118,009    49,540

Stockholders' equity (net capital deficiency)

  Preferred stock .001 par value; authorized
    5,000,000 shares, none issued

  Common stock, .001 par value; 50,000,000
    shares authorized; issued and outstanding
    shares, 2,555,000 at March 31, 2001
    and December 31, 2001 and
    4,205,000 shares at March 31, 2002             2,555      4,205     2,555

  Additional paid in capital                       5,445    168,795     5,445

  Accumulated deficit                            (55,804)  (121,068)  (30,402)

Total stockholders' equity (net
  capital deficiency)                            (47,804)    51,932   (22,402)

                                                $ 74,863   $169,941   $27,138



          See Accompanying Notes to Financial Statements

                               MAC WORLDWIDE, INC.
          CONSOLIDATED STATEMENT OF OPERATIONS AND ACCUMULATED DEFICIT
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)



                                      Period From
                                       Inception
                                   December 14, 2000 to
                                       December 31,          March 31,
                                         2001            2002       2001
Net sales                                 61,929         $2,972      $  948


Cost of goods sold                        33,960          1,927         612


Gross profit                              27,969          1,045         336


Operating expenses:
  Selling expenses                         9,075          2,875       3,223
  Administrative and general
    expenses                              68,910         61,021      26,716
  Interest and financial expenses, net     5,788          2,413         799
                                        ----------    -----------  ---------
                                          83,773         66,309      30,738
                                        ----------    -----------  ---------

Net loss                                 (55,804)       (65,264)    (30,402)


Accumulated deficit, beginning                 -        (55,804)          -

Accumulated deficit, end                 (55,804)     $(121,068)   $(30,402)
                                         =========    ===========  =========

Basic net loss per common share             (.02)      $    (.03)  $   (.01)
                                         =========    ===========  =========


Weighted average shares of common stock
in calculation of net income (loss) per
share                                   2,555,000      4,205,000   2,555,000




       See Accompanying Notes to Financial Statements


                               MAC WORLDWIDE, INC.
                      CONSOLIDATED STATEMENT OF CASH FLOWS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
        AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                        DECEMBER 31, 2000 IS UNAUDITED)


                                              December 31,     March 31,
                                                  2001      2002       2001

Cash flows from operating activities:
  Net (loss)                                  $ (55,804)  $(65,264)  $(30,402)
  Adjustments to reconcile net (loss) to
    net cash used in operating activities:
    (Increase) decrease in assets:
    Common stock issued for services              5,500          -      5,500
    Accounts receivable                         (16,856)     1,781       (408)
    Inventory                                   (24,468)     2,659    (11,603)
    Prepaid expenses and other current assets    (1,457)        45          -
    Security deposits                              (390)        12       (390)
    Due from affiliate                          (20,069)     6,761     (2,275)
    Increase (decrease) in liabilities:
    Accounts payable and other current
      liabilities                                37,667     (4,658)     1,031
    Notes payable                                85,000          -     48,509

Net cash provided (or used) by operating
  activities                                  $   9,123   $(58,664)  $  9,962
Cash flows from financing activities:
  Common stock - issued                       $       -   $165,000   $      -
Net increase in cash                              9,123    106,336      9,962
Cash - beginning of period                            -      9,123          -
Cash - end of period                          $   9,123   $115,459   $  9,962

Supplementary disclosures of cash flow information:
  Cash paid during the period for:
    Interest                                  $     -0-   $    227   $     77
    Income taxes                              $     -0-   $    -0-   $    -0-


Non-cash financing activities
  Common stock issued for services            $  5,500     $     -   $  5,500

Common stock issued in acquisition            $  2,500     $     -   $  2,500


                 See Accompanying Notes to Financial Statements

                               MAC WORLDWIDE, INC.
     CONSOLIDATED STATEMENT OF STOCKHOLDER'S EQUITY (NET CAPITAL DEFICIENCY) (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002 AND THE PERIOD
          FROM INCEPTION DECEMBER 14 TO DECEMBER 31, 2000 IS UNAUDITED)


                                         Number                 Additional                     Total
                                          of                     Paid in     Accumulated    Stockholder's
                                         Shares      Amount      Capital       Deficit       Deficiency
                                        ----------------------------------------------------------------
Shares issued on December 20, 2000
  in exchange for the transfer of all
  the shares of Mimi & Coco, Inc.       2,500,000    $2,500                                   $  2,500

Shares issued to the President,
  Chief Executive Officer                  10,000    $   10      $   990                      $  1,000

Shares issued for legal services           30,000    $   30      $ 2,970                      $  3,000

Shares issued for business plan            15,000    $   15      $ 1,485                      $  1,500

Net loss                                                                      $ (55,804)      $(55,804)
                                        ----------------------------------------------------------------

Balance, December 31, 2001              2,555,000    $2,555      $ 5,445      $ (55,804)     $ (47,804)

Shares issued pursuant to
  Private Placement
  Memorandum                            1,650,000    $1,650      $163,350                    $ 165,000

Net loss                                                                      $ (65,264)     $ (65,264)
                                        ----------------------------------------------------------------

Balance, March 31, 2002 (Unaudited)     4,205,000    $4,205     $ 168,795     $(121,068)     $  51,932
                                        ================================================================

                 See Accompanying Notes to Financial Statements

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  1  -     NATURE  OF  BUSINESS

MAC Worldwide, Inc.'s (the Company) operations are conducted through it's wholly owned subsidiary Mimi & Coco, Inc. Mimi & Coco, Inc. is engaged in the designing, manufacturing, importing and marketing of Mimi & Coco brand label garments to the retail clothing industry in the United States and Canada.

MAC Worldwide, Inc. was incorporated in Delaware on December 14, 2000. On December 20, 2000 MAC Worldwide, Inc. acquired 100% of Mimi & Coco, Inc.'s common stock in exchange for 2,500,000 shares. Mimi & Coco, Inc. which operated as an unincorporated proprietorship since 1993 was incorporated under the laws of Canada on December 20, 2000. Accordingly, this business combination was accounted for at historical cost as an exchange of shares between enterprises under common control.

The Company has experienced net losses since its inception and, as of December 31, 2001, had an accumulated deficit of approximately $55,800 and a working capital deficiency of approximately $70,700. The Company is currently facing the challenge of developing and marketing its product line for public consumption. This ongoing program to design, manufacture and sell is expected to require a significant outlay of capital.

Management intends to relieve its working capital deficiency in 2002, by refinancing and converting into common stock $31,372 and $33,628, respectively of debt, plus interest (see Notes 6 and 12) and instituted a private placement commencing in December 2001 which raised $165,000 as of March 31, 2002 before offering expenses.

In addition, the Company has created informal open lines of credit with its suppliers. Management believes that this program is sufficient to continue its operation through at least December 31, 2002.

NOTE  2  -     BASIS  OF  PRESENTATION  AND  CONSOLIDATION

The consolidated financial statements include the accounts of MAC Worldwide, Inc. since inception December 14, 2000 and its wholly owned Canadian subsidiary Mimi & Coco, Inc. since date of acquisition December 20, 2000. All material intercompany accounts and transactions have been eliminated. The Company was inactive during calendar year 2000.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)


NOTE  3  -     STATEMENT  OF  ACCOUNTING  POLICIES

CASH  AND  CASH  EQUIVALENT  -  RISK  FACTOR

During the year the Company had deposits with commercial financial institutions in excess of FDIC insured limits of $100,000. Management has placed these funds in high quality institutions in order to minimize the risk.


REVENUE  RECOGNITION

The financial statements have been prepared on the accrual basis of accounting. Revenue is recognized upon delivery of merchandise and expenses are recognized as incurred, whether or not such transactions have been settled by the receipt or payment of cash.


CREDIT  RISK

Accounts receivable consists of balances due from a large number of customers. The Company requires no collateral from its customers. The Company maintains an allowance for doubtful accounts based on the current evaluation of the expected collectability of its accounts receivable. Management has not provided an allowance for doubtful accounts.


INCOME  TAXES

The Company uses the liability method for income taxes as required by SFAS No. 109 "Accounting for Income Taxes," Under this method, deferred tax assets and liabilities are determined based on differences between financial reporting and tax basis of assets and liabilities. Deferred tax assets and liabilities are measured using enacted tax rates and laws that will be in effect when the differences are expected to reverse. Valuation allowances are established when necessary to reduce deferred tax assets to the amount expected to be realized.

FINANCIAL  INSTRUMENTS

Current assets and liabilities are reported at their face amount, which, because of their short-term nature approximates fair value.

COMPREHENSIVE  LOSS

There is no difference in the Company's historical net losses as reported and the comprehensive net losses for all periods presented.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  3  -     STATEMENT  OF  ACCOUNTING  POLICIES  -  CONTINUED


FOREIGN  CURRENCY  TRANSLATION  AND  TRANSACTIONS:

Assets and liabilities of Mimi & Coco, Inc. are translated at current exchange rates and related revenues and expenses are translated at average exchange rates in effect during each year. Resulting translation adjustments, if material, are recorded as a separate component of stockholders' deficiency. Foreign currency transaction gains and losses, which were not material in 2001 and 2000, are included in net income or loss.

INVENTORY:

Inventory  is stated at the lower of cost (first-in, first-out basis) or market.

USE  OF  ESTIMATES:

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and revenues and expenses during the reporting period. Actual results could differ from those estimates.

EARNINGS  PER  SHARE

The Company presents basic earnings (loss) per share and, if appropriate, diluted earnings per share in accordance with the provisions of Statement of Financial Accounting Standards No. 128 "Earnings per Share" ("SFAS 128").

NOTE  4  -     INVENTORY

Inventory  consists  of  finished  goods.

NOTE  5  -     RELATED  PARTY  TRANSACTIONS

Amounts due from affiliate as of December 31, 2001 represents accounts receivable for merchandise sold to an affiliated retail store.

The Company's wholly owned subsidiary, Mimi & Coco, Inc. leases office space from a Company Director and leases its warehouse facility from a related entity. The monthly rent for office, and warehouse facilities is $150 and $100, respectively. The amount of rent expense to related parties charged to operations was $2,600.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  5  -  RELATED  PARTY  TRANSACTIONS  -  CONTINUED

The Company's wholly owned subsidiary, Mimi & Coco, Inc. sold merchandise to a related entity in the amount of approximately $20,000, at amounts equal to prices offered to third parties.

The Company paid management fees of $24,000 to the Chief Operating Officer, pursuant to approval by the Board of Directors.

NOTE  6  -     NOTES  PAYABLE

          The  Company has the following notes outstanding at December 31, 2001:

          Amount             Due  Date       Interest  Rate
          ------             ---------       --------------

          $16,490(B)     July  9,  2002            18%
          $17,138(B)     February  2,  2002        8 1/2%
          $16,372(A)     March  19,  2002          8 1/2%
          $15,000(A)     January  15,  2002        11%
          $20,000        November  19,  2002       18%

          (A)  Refinanced  at  12%,  due  June  25,  2003
          (B)  Exchanged  in  June,  2002  for  260,000  shares.  The shares  were  valued  at  $.10  per  share.  (See  Note  12)

NOTE  7  -     EQUITY  TRANSACTIONS  AND  ACQUISITIONS


The Company issued 1,250,000 shares of common stock to each Vincenzo and Anthony Cavallo in exchange for the transfer of all the shares in Mimi & Coco, Inc. The exchange resulted in an excess cost over investment in subsidiary of $2,435.

The Company issued 10,000 shares of common stock to Steven Katz, President, Chief Executive Officer, Chief Financial Officer, and Chairman of the Board of Directors for services rendered.

The Company issued 30,000 shares of common stock to KGL Investments Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company. The shares were issued in exchange for $3,000 worth of legal services rendered.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  7  -     EQUITY  TRANSACTIONS  AND  ACQUISITIONS  -  CONTINUED

The Company issued 15,000 shares of common stock to David Rector in exchange for preparing the Company's business plan. In addition, a consulting fee of $35,000 was charged by the David Stephens Group of which David Rector is a principal.

The  Company  valued all shares issued for services at $.10 per share.

NOTE  8  -     STOCK  OPTIONS


The Company adopted the 2001 Stock Option Plan on June 15, 2001. The plan provides for the grant of "nonstatutory stock options" and stock appreciation rights. The total number of shares of common stock reserved for issuance under the plan is 500,000, subject to adjustment in the event of a stock split, stock dividend, recapitalization or similar capital change, plus an indeterminate number of shares of common stock issuable upon the exercise of "reload options". Optionees granted a reload feature shall receive, contemporaneously with the payment of the option price in common stock, a right to purchase that number of common shares equal to the sum of (i) the number of shares of common stock used to exercise the option, and (ii) with respect to nonstatutory stock options, the number of shares of common stock used to satisfy any tax withholding requirement incident to the exercise of such nonstatutory stock option. The Company has not yet granted any options or stock appreciation rights under the plan.

NOTE  9  -     SEGMENT  AND  GEOGRAPHIC  INFORMATION

The Company operates principally in one industry segment which includes the manufacturing, marketing, and sale of garments to the retail clothing industry. The Company conducts operations outside the United States, principally in Canada. Information about the Company's operations and assets in different geographic locations as of and for the year ended December 31, 2001 is shown below pursuant to the provisions of Statement of Financial Accounting Standards No. 131, "Disclosures about segments of an Enterprise and Related Information".

                                       United  States  and  Canada

          Net  Loss                           $(39,414)
                                              =========

          Net  Sales                          $ 61,929
                                              =========

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2000 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  9  -     SEGMENT  AND  GEOGRAPHIC  INFORMATION  -  CONTINUED

The Company had total assets of $74,863 as of December 31, 2001 which represented the total assets of the Company's operations in the United States and Canada.

NOTE  10  -     RECENT  ACCOUNTING  PRONOUNCEMENTS

In June 2001, the Financial accounting Standards Board issued Statement No. 141 Business Combinations and Statement No. 142 Goodwill and Other Intangible Assets. These statements become effective to the Company on July 1, 2002 for Statement No. 141 and August 1, 2002 for Statement No. 142. The Company has not completed any new business combinations as of December 31, 2001 and management cannot currently assess what effect the future adoption of these pronouncements will have on the Company's financial statements.

In June 15, 2001, the Financial Accounting Standards Board also issued Statement No. 143 Accounting for Asset Retirement Obligations and in August 15, 2001, Statement No. 144 Accounting for Impairment and Disposal of Long Lived Assets.

Statement No. 143 will change the accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs in four significant ways. First, Statement 143 requires that the amount initially recognized for an asset retirement obligation be measured at fair market value and not under the current practice of using a cost-accumulation measurement approach. Second, Statement 143 requires that the retirement obligation liability is discounted and accretion expense is recognized using the credit-adjusted risk-free interest rate in effect when the liability was initially recognized. Prior practice did not require discounting of the retirement obligation liability and therefore no accretion was recorded in period subsequent to the initial recognition period. Third, under prior practice, dismantlement and restoration costs were taken into account in determining amortization and depreciation rates and often the recognized asset retirement obligation was recorded as a contra-asset. Under Statement 143, recognized asset retirement obligations are recognized as a liability. Fourth, under prior practice, the asset retirement obligation was recognized over that useful life of the related asset and under Statement 143 the obligation is recognized over that useful life of the related asset and under Statement 143 the obligation is recognized when the liability is incurred. The effective date for Statement No. 143 is for fiscal years beginning after June 15, 2002.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)

NOTE  10  -     RECENT  ACCOUNTING  PRONOUNCEMENTS  -  CONTINUED

Statement No. 144, changes the accounting for long lived assets to be held and used by eliminating the requirement to allocate goodwill to long-lived assets to be tested for impairment, by providing a probability-weighted cash flow estimation approach to deal with situations in which alternative courses of action to recover the carrying amount of possible future cash flows and establishing a "primary-asset" approach to determine the cash flow estimation period for a group of assets and liabilities that represents the unit of accounting for a long-lived asset to be held and used. Statement No. 144 changes the accounting for long-lived assets to be disposed of other than the sale by requiring that the depreciable life of a long lived asset to be abandoned, be revised to reflect a shortened useful life and by requiring that an impairment loss be recognized at the date a long-lived asset is exchanged for a similar productive asset or distributed to owners in a spin-off if the carrying amount of the asset exceeds it fair value. Statement No. 144 changes the accounting for long lived assets to be disposed of by sale by requiring that discontinued operations no longer be measured on a net realizable value basis (but at the lower of carrying amount or fair value less costs to sell), by eliminating the recognition of future operating losses of discontinued components before they occur and by broadening the presentation of discontinued operations in the income statement to include a component of an entity comprises operations and cash flows that can be clearly distinguished, operationally, and for financial reporting purposes, from the rest of the entity. The effective date for Statement No. 144 is for fiscal years beginning after December 15, 2001.

NOTE  11  -     INCOME  TAXES

The Company has a net operating loss of approximately $56,000 for Federal and New York State tax purposes, which begin to expire in 2002.

The Company has a deferred tax asset of approximately $12,000 based on US rates as of December 31, 2001, which primarily represents the future benefits of its net operating loss carryforward. However, because realization of these benefits depends on generation of future taxable income which is subject to substantial uncertainty, the Company has placed a full valuation allowance against the deferred tax asset.

The Company's wholly owned subsidiary has a net operating loss of approximately $20,000 under Canadian Tax Law.

                               MAC WORLDWIDE, INC.
                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
            (INFORMATION AS TO THE THREE MONTHS ENDED MARCH 31, 2002
         AND MARCH 31, 2001 AND THE PERIOD FROM INCEPTION DECEMBER 14 TO
                         DECEMBER 31, 2000 IS UNAUDITED)


NOTE  12  -     SUBSEQUENT  EVENTS

On June 25, 2002, the Company refinanced the promissory notes due January 15, 2002 and March 19, 2002, whereby all principal and interest due thereon is payable on June 23, 2003 with interest at 12% per annum.

In June, 2002 the Company issued an additional 1,250,000 shares of its common stock to each Vincenzo Cavallo and Anthony Cavallo pursuant to an agreement to complete the private placement offering dated December 14, 2002 by June 14, 2002.

In June, 2002, the Company issued an additional 130,000 shares of its common stock each to Viking Investment Group II, Inc. and Parenteau Corporation, Inc. in exchange for $13,000 partial payment for each promissory note MAC issued to Viking Investment Group II, Inc. due February 2, 2002 in the amount of $17,138, and Parenteau Corporation, Inc. due July 9, 2002 in the amount of $16,490. The shares were valued at $.10 per share. The balance of the promissory notes were paid off in cash.

                                     PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM  24.   INDEMNIFICATION  OF  DIRECTORS  AND  OFFICERS.

     The Company's Certificate of Incorporation provides that the Company shall, to the fullest extent permitted by Section 145 of the Delaware General Corporate Law ("DGCL"), as amended from time to time, indemnify its officers and directors.

     Section 145 of the DGCL permits a corporation, under specified circumstances, to indemnify its directors, officers, employees or agents against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by them in connection with any action, suit or proceeding brought by third parties by reason of the fact that they were or are directors, officers, employees or agents of the corporation, if such directors, officers, employees or agents acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reason to believe their conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, indemnification may be made only for expenses actually and reasonably incurred by directors, officers, employees or agents in connection with the defense or settlement of any action or suit, and only with respect to a matter as to which they shall have acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors, officers, employees or agents are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

     The Company's Certificate of Incorporation contains a provision which eliminates, to the fullest extent permitted by the DGCL, director liability for monetary damages for breaches of the fiduciary duty of care or any other duty as a director.

     Article X of the Registrant's certificate of incorporation provide as follows:

                                    ARTICLE X
                      LIMITATION ON LIABILITY OF DIRECTORS;
                   INDEMNIFICATION OF DIRECTORS AND OFFICERS;
                         PERSONAL LIABILITY OF DIRECTORS

     (i) To the fullest extent permitted by the GCL, a director of the Corporation shall not be personally liable to he Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. Neither any amendment nor repeal of this Article X nor the adoption of any provision of this Certificate of Incorporation inconsistent with this Article X shall eliminate or reduce the effect of this Article X in respect of any matter occurring, or any cause of action, suit or claim that, but for this Article X, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision.

     (ii) The Corporation shall indemnify each of the Corporation's directors and officers in each and every situation where, under Section 145 of the GCL, as amended from time to time ("Section 145"), the Corporation is permitted or empowered to make such indemnification. The Corporation may, in the sole discretion of the Board of Directors of the Corporation, indemnify any other person who may be indemnified pursuant to Section 145 to the extent that the Board of Directors deems advisable, as permitted by Section 145.

     (iii) No person shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, provided, however, that the foregoing shall not eliminate or limit the liability of a director of the Corporation (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the GCL or (iv) for any transaction from which the director derived an improper personal benefit. If the GCL is subsequently amended to further eliminate or limit the liability of a director, then a director of the Corporation, in addition to the circumstances in which a director is not personally liable as set forth in the preceding sentence, shall not be liable to the fullest extent permitted by the amended GCL. For purposes of this Article X, "fiduciary duty as a director" shall include any fiduciary duty arising out of service at the Corporation's request as a director of another corporation, partnership, joint venture or other enterprise, and "personal liability to the Corporation or its stockholders" shall include any liability to such other corporation, partnership, joint venture, trust or other enterprise and any liability to the Corporation in its capacity as a security holder, joint venturer, partner, beneficiary, creditor or investor of or in any such other corporation, partnership, joint venture, trust or other enterprise.

ITEM  25.   EXPENSES  OF  ISSUANCE  AND  DISTRIBUTION.

     The other expenses payable by the Registrant in connection with the issuance and distribution of the securities being registered are estimated as follows:

                  Securities and Exchange Commission Registration Fee     $55.00
                  Legal Fees                                           65,000.00
                  Accounting Fees                                       7,500.00
                  Printing and Engraving                                3,400.00
                  Miscellaneous                                         1,900.00
                                                                      ----------
                          TOTAL                                       $77,855.00

ITEM  26.   RECENT  SALES  OF  UNREGISTERED  SECURITIES.

     In December 2000, MAC issued 1,250,000 shares of our common stock to Vincenzo Cavallo, our COO and director in exchange for the transfer from Mr. Vincenzo Cavallo of his shares of Mimi & Coco, Inc. to MAC Worldwide, Inc., which was 50% of Mimi & Coco, Inc.'s outstanding shares.

     In December, 2000, MAC issued 1,250,000 shares of our common stock to Anthony Cavallo, our director in exchange for the transfer from Mr. Anthony Cavallo of all his shares of Mimi & Coco, Inc. to MAC Worldwide, Inc., which was 50% of Mimi & Coco, Inc.'s outstanding shares.

     In July, 2001, for loans received, MAC issued a promissory note to Parenteau Corporation. The promissory note is dated July 9, 2001 and for $16,490 at 18% interest. The promissory note is due July 9, 2002.

     In September, 2001, MAC issued 10,000 shares of its common stock, valued at $.10 to president and director Steven Katz.

     In November, 2001, MAC issued 30,000 shares of its common stock to KGL Investments, Ltd., the beneficial owner of which is Kaplan Gottbetter & Levenson, LLP, counsel to the Company. The shares were issued in exchange for $3,000 worth of legal services rendered. The shares were valued at $.10 per share.

     In November, 2001 MAC issued 15,000 shares of its common stock to David Rector in exchange for preparing our business plan the shares were valued at $.10 per share.

     In November, 2001, for loans received, MAC issued a promissory note to Viking Investment Group II, Inc. The promissory note is dated November 19, 2001 and for $20,000 at 18% interest. The promissory note is due November 19, 2002.

     From December, 2001 to July 2002, MAC sold 2,610,520 shares of its common stock at $.10 per share for a total of $261,052. The shares were sold to 14 accredited investors, and to 37 foreign investors who had access to all material information pertaining to the Company. The sales were a private transaction without registration in reliance on the exemptions provided by Section 4(2), Rule 506 of Regulation D and Regulation S of the Securities Act of 1933, as amended.

     In June, 2002 MAC issued an additional 1,250,000 shares of its common stock to both Vincenzo Cavallo and Anthony Cavallo pursuant to an agreement to complete the private placement offering dated December 14, 2001 by June 14, 2002.

     In June, 2002, MAC issued an additional 130,000 shares of its common stock to Viking Investment Group II, Inc. in exchange for $13,000 partial payment of a promissory note MAC issued to Viking Investment Group II, Inc. dated February 2, 2001 in the amount of $17,137.50. The shares were valued at $.10 per share. The balance of the promissory note was paid off in cash.

     In June, 2002, MAC issued an additional 130,000 shares of its common stock to Parenteau Corporation in exchange for $13,000 partial payment of a promissory note MAC issued to Parenteau Corporation dated July 9, 2001 in the amount of $16,490. The shares were valued at $.10 per share. The balance of the promissory note was paid off in cash.

     In June, 2002, for loans received, MAC issued a promissory note to Sonic Investments, Ltd. The promissory note is dated June 25, 2002 and for $36,015.36 at an interest rate of 12%. The promissory note is due June 25, 2003. (This promissory note consolidated two existing promissory notes.)

The issuances of securities described above were deemed to be exempt from registration under the Securities Act in reliance on Section 4(2) of the Securities Act as transactions by an issuer not involving a public offering. All purchasers either received adequate information about us or had access, through
employment  or  other  relationships,  to  such  information.   All  purchasers
represented in writing that they acquired the securities for their own accounts. A legend was placed on the stock certificates stating that the securities have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

ITEM  27.   EXHIBITS.

EXHIBIT
NUMBER          DESCRIPTION
--------        ------------
3.1      -     Certificate  of  Incorporation

3.2      -     By-Laws

4.1      -     Specimen  Certificate  of  Common  Stock

5.1      -     Form  of  Opinion  of  Counsel

10.1     -     Stock  Option  Plan  of  2002

21.1     -     List  of  Subsidiaries

23.1     -     Accountant's  Consent

23.2     -     Counsel's  Consent  to  Use  Opinion  (included  in  Exhibit 5.1)

ITEM  28.   UNDERTAKINGS.

     The  Registrant  undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement (the "Registration Statement"):

     (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

     (ii) To reflect in the prospectus any facts or events arising after the Effective Date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in this Registration Statement, including (but not limited to) the addition of an underwriter.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be treated as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to any provisions contained in its Certificate of Incorporation, or by-laws, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements of filing on Form SB-2 and authorized this registration statement to be signed on its behalf by the undersigned, in Milltown, New Jersey on July 30, 2002.




                                    MAC  Worldwide,  Inc.


                                    By:  /s/Steven  Katz
                                        --------------------
                                        Steven  Katz
                                        President, CFO, Treasurer  and
                                        Chairman  of  the  Board


     In accordance with the requirements of the Securities Act of 1933, the registration statement was signed by the following persons in the capacities and on the dates stated.


SIGNATURE                               TITLE                            DATED

/s/Steven Katz
--------------------      President, CFO, Treasurer and           July 30, 2002
Steven Katz               Chairman of the Board


/s/Vincenzo Cavallo
--------------------
Vincenzo Cavallo          Chief Operating Officer, Director       July 30, 2002


/s/Anthony Cavallo
---------------------
Anthony Cavallo           Secretary, Director                     July 30, 2002

MAC WORDLWIDE, INC.
EXHIBIT INDEX


3.1      -     Certificate  of  Incorporation

3.2      -     By-Laws

4.1      -     Specimen  Certificate  of  Common  Stock

5.1      -     Form  of  Opinion  of  Counsel

10.1     -     Stock  Option  Plan  of  2002

21.1     -     List  of  Subsidiaries

23.1     -     Accountant's  Consent

23.2     -     Counsel's  Consent  to  Use  Opinion  (included  in  Exhibit 5.1)